UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 14, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing it has commenced manufacturing in California through the Company’s California subsidiary NMG Cathedral City (“NMG”).

The Company is proud to announce expansion of the management team with the appointment of Sophia Hase as general manager of the Cathedral City manufacturing operations.

The Cathedral City facility has been producing THC distillate in bulk form since June 2018. The facility is planned to be outfitted to manufacture popular Body and Mind products including oils, wax, live resin, ambrosia and edibles.

In addition to the state-of-the-art ethanol and BHO extraction equipment, the Company has ordered the wiped-film distillation system engineered by Mr. Atomizer. The platform uses a patented cascading design to process more material in less time and with less labor to increase production and revenues. The increased production capacity is anticipated to create efficiencies and grow revenues.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 14, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 14, 2019	By:	/s/ Darren Tindale
Darren Tindale Chief Financial Officer

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